UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

National Presto Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

April 14, 2015

          Dear Stockholder:

          We invite you to attend our annual meeting of stockholders. We will hold the meeting at our offices in Eau Claire on May 19, 2015 at 2:00 p.m. CDT.

          We sincerely hope that you will be able to be present to meet the management of your Company, see any new products that may be displayed at the meeting, and vote on the items of business described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. If, however, you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

          Enclosed with this proxy, you should have received our Annual Report for 2014, which contains a description of our business and also includes audited financial statements for that year. If you did not receive a copy of the 2014 Annual Report, a copy will be made available at no charge by contacting us at 1-800-945-0199.

          We are always pleased to hear from our stockholders. If you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your Company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

          The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of National Presto, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 19, 2015, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect Maryjo Cohen as director for a three-year term ending at the annual meeting to be held in 2018;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(3)	to transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on March 19, 2015, will be entitled to vote at the meeting and any adjournment thereof.

Douglas J. Frederick
Secretary
April 14, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS ON MAY 19, 2015.

Our Notice of Annual Meeting of Stockholders, Proxy Statement,
and 2014 Annual Report on Form 10-K are available on the
National Presto website at www.gopresto.com/proxy/.

April 14, 2015

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2015

          The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on May 19, 2015, at 2:00 p.m. (CDT) (the “Annual Meeting”) and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy. The proxy may be revoked by returning a later dated proxy, giving written notice of revocation to the Secretary of the Company, or attending the Annual Meeting and voting in person.

          At the Annual Meeting stockholders will be asked:

(1)	to elect Maryjo Cohen as director for a three-year term ending at the annual meeting to be held in 2018;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(3)	to transact such other business as may properly come before the meeting.

          Only stockholders of record as of the close of business on March 19, 2015 will be entitled to vote at the Annual Meeting. Only those stockholders, persons holding proxies from such stockholders, beneficial owners of shares who demonstrate that they are in fact beneficial owners, representatives of the media, and other guests who are invited by the management of the Company may attend the Annual Meeting. If you hold your shares through a broker or otherwise in street name, please bring a brokerage statement or a letter from a bank or broker confirming ownership as of the record date and valid photo identification.

          The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is April 14, 2015.

          Under the New York Stock Exchange (“NYSE”) rules, if a broker holds a beneficial owner’s shares in its name and does not receive voting instructions from the beneficial owner, the broker has discretion to vote these shares on certain “routine” matters, including ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, on non-routine matters, the broker must receive voting instructions from the beneficial owner, as it does not have discretionary voting power for these particular items. Non-routine matters include the election of directors. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

          Directors are elected by a plurality of the votes cast, which means the individual receiving the largest number of votes will be elected director as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the director.

          Approval of each of the other proposals at the Annual Meeting requires the affirmative approval of a majority of the votes cast. Abstentions do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.”

          If a stockholder signs and returns a proxy card without specifying how to vote the shares, the person named as proxy on the proxy card will vote the shares FOR the election of the director nominee and FOR the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The Company has 6,947,167 shares of common stock outstanding and entitled to vote as of the close of business on the record date, March 19, 2015. Each share of common stock is entitled to one vote.

          The following table sets forth information as to beneficial ownership of the Company’s common stock as of the record date by (i) each person known to the Company to hold more than 5% of such stock, (ii) each director, (iii) each current named executive officer in the Summary Compensation Table, and (iv) all directors and officers as a group. Unless otherwise indicated, all stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Maryjo Cohen	2,071,096	(1)	29.8%
Royce & Associates, LLC	893,826	(2)	12.9%
745 Fifth Avenue
New York, NY 10151

BlackRock, Inc.	453,181	(3)	6.5%
55 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	375,014	(4)	5.4%

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Lawrence J. Tienor	3,099	(5)	*
Randy F. Lieble	3,614	(5)	*
Douglas J. Frederick	2,397	(5)	*
Spencer W. Ahneman	2,931	(5)	*
Richard N. Cardozo	800	(6)	*
Joseph G. Stienessen	1,382	(7)	*
Patrick J. Quinn	400		*
All officers and directors as a group (8 persons)	2,085,719		30.0%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.
(1)

Includes 100,975 shares owned by the L.E. Phillips Family Foundation, Inc., a private charitable foundation of which Ms. Cohen is an officer and director and as such exercises shared voting and investment powers; 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” in which Ms. Cohen has sole voting power over all of these shares; and 291,866 shares owned by private charitable foundations (other than the Phillips Foundation) of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers; 4,901 shares held as restricted stock pursuant to the National Presto Industries Incentive Compensation Plan; and 3,690 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s contribution. Ms. Cohen disclaims beneficial ownership of the shares owned or held in trust for any other person, including family members, trusts, or other entities with which she may be associated.

(2)	Based on a Schedule 13G/A filed with the SEC on January 15, 2015, reporting sole voting and dispositive power with respect to 893,826 shares.
(3)	Based on a Schedule 13G/A filed with the SEC on January 29, 2015, reporting sole voting power with respect to 439,705 shares and sole dispositive power with respect to 453,181 shares.
(4)

Based on a Schedule 13G filed with the SEC on February 10, 2015, reporting sole voting power with respect to 7,799 shares, sole dispositive power with respect to 367,515 shares, and shared dispositive power with respect to 7,499 shares.

(5)

These figures include shares held as restricted stock pursuant to the National Presto Industries Incentive Compensation Plan as well as shares of common stock that are owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company.

(6)	Owned by the Richard N. Cardozo Family Trust, Richard N. Cardozo SEP IRA, and Richard N. Cardozo Roth IRA.
(7)	Owned by the Joseph G. Stienessen SEP IRA.

Section 16 (a) Beneficial Ownership Reporting Compliance

          Based upon a review of Forms 3, 4, and 5 and any amendments thereto filed with the SEC pursuant to Section 16(a) of the Securities and Exchange Act of 1934, the Company believes the reporting persons have filed timely reports during the fiscal year ended December 31, 2014, except that a report related to a restricted stock award received by Ms. Cohen was filed one day after the regulatory deadline.

Voting Trust Agreement

          Fourteen entities comprising trusts related to the Cohen family and extended family members have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on November 3, 2027 unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for stockholder action.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	---	---	25,576

Equity compensation plans not approved by security holders	---	---	---

Total	---	---	25,576

(1)      Calculations based on the number of shares that have been granted as of March 19, 2015.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

          One directors will be elected at the Annual Meeting for a three-year term expiring at the 2018 Annual Meeting. The Restated Articles of Incorporation of the Company, as amended, currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominee(s) who receive the highest number of votes will be elected director(s) of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Richard N. Cardozo and Patrick J. Quinn, each for a term that will expire at the Annual Meeting to be held in 2016.

          The Company believes that the nominees will be able to serve; but should either or both of the nominees be unable to serve as a director(s), the proxies will be voted for the election of such substitute nominee(s) as the Board may propose.

Information Concerning Directors and Nominees

          All our directors bring to our Board a wealth of leadership experience. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under “Corporate Governance.” Information about the nominee and the four directors, including certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, is provided immediately below.

Name	Age	Business Experience	Director Since
Nominee for Election To The Board – For A Term Ending 2018

Maryjo Cohen	62	Chair of the Board, President and Chief Executive Officer of the Company since May 1994.	1988

Ms. Cohen’s day-to-day leadership and experience as Chief Executive Officer as well as her 38 years as an employee of the Company are invaluable to Board discussions and judgments required for decision making that is in the best long-term interest of the Company and its stockholders.

Directors Continuing In Office — For A Term Ending 2017

Randy F. Lieble	61	Director from December 2006 to August 2007 and December 2008 to present. Vice President from October 2004 to August 2007 and September 2008 to present. Chief Financial Officer from November 1999 to August 2007 and September 2008 to present. Treasurer from November 1995 to August 2007 and September 2008 to present. Secretary from January 2009 to November 2009.	2008

Mr. Lieble’s experience as Chief Financial Officer and his 37 years as an employee of the Company during which he has been involved in virtually all phases of the business are invaluable to Board discussions and judgments required for decision making that is in the best long-term interest of the Company and its stockholders.

Joseph G. Stienessen, CPA	70	Self-employed as an accounting advisor and consultant since July 2007. Former principal with Larson, Allen, Weishair and Company, LLP, a CPA firm, from October 2004 to July 2007; prior to November 2003, Managing Partner of Stienessen, Schlegel and Company, LLC.	2005

Mr. Stienessen has extensive knowledge and experience in the areas of accounting and finance. His expertise in those areas is invaluable to Board discussions, judgments required for decision making that is in the best long-term interest of the Company and its stockholders, and to his fulfillment of his positions on the Nominating and Compensation Committees. His background also enables him to act as the financial expert for the Company’s Audit Committee.

Name	Age	Business Experience	Director Since
Directors Continuing In Office – For A Term Ending 2016

Richard N. Cardozo	79	Professor Emeritus, Carlson School of Management, University of Minnesota; Former Senior Scholar, Florida International University; Former Chairman, Brownstone Distributing.	1998

Mr. Cardozo has an extensive academic background in and practical knowledge of management. That background, along with his experience, knowledge, and long-standing service as a director of the Company and former Chairman of Brownstone Distributing are invaluable to Board discussions, judgments required for decision making that is in the best long-term interest of the Company and its shareholders, and to his fulfillment of his positions on the Audit, Nominating, and Compensation Committees.

Patrick J. Quinn	65	Former Chairman and President, Ayres Associates, an engineering firm, from January 2001 and April 2000 respectively, until his retirement in December 2010. Director of Wisconsin Capital Funds, Inc. (an SEC regulated mutual fund company). Mr. Quinn also serves as a director of Future Wisconsin Housing (non-profit housing owner/developer), and the Eau Claire Community Foundation (non-profit).	2001

Mr. Quinn’s executive experience and business acumen, together with his 14 years of service as a director of the Company, are invaluable to Board discussions, judgments required for decision making that is in the best long-term interest of the Company and its stockholders, and to his fulfillment of his positions on the Audit, Nominating, and Compensation Committees.

The Board of Directors recommends that stockholders vote “FOR” the director nominee.

Corporate Governance

          During 2014, there were four Board of Directors meetings. Each of the directors attended all of the meetings of the Board of Directors, the 2014 Annual Meeting of Stockholders, and all meetings of committees on which that director served. The only exception is that Richard N, Cardozo was unable to attend the Annual Meeting of Stockholders. The attendance policy for members of the Board of Directors may be reviewed in the Corporate Governance Guidelines document found on the Company’s website located at www.gopresto.com and is available in print upon request.

          The Board of Directors has affirmatively determined that each of Messrs. Cardozo., Quinn., and Stienessen qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn, and Stienessen do not have a relationship with the Company, other than as a director, and are therefore independent.

          The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen. During 2014, the Audit Committee held five formal meetings. The Board has determined that Mr. Stienessen qualifies as an Audit Committee Financial Expert under SEC rules. The Nominating/Corporate Governance Committee met once in 2014. The Compensation Committee had three meetings in 2014.

          The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the chief executive officer and other senior executives. Activities of the Compensation Committee are consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self-evaluation process for the Board and its committees, and such other functions as set forth in its charter.

          Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.goprcsto.com and are available in print upon request.

          The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the Presiding Director (Mr. Cardozo) of executive sessions attended by only non-management directors. The Presiding Director may be reached by mailing a letter to: Independent Directors, Attn; Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com.

          In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from stockholders, and recommendations from business and professional sources, but has not historically paid a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by stockholders. Stockholders wishing to recommend candidates for future Board membership should submit the recommendations in writing to the Secretary of the Company no later than December 16, 2015 (for inclusion of such candidate, if subsequently nominated, in the Company’s proxy statement) or February 19, 2016 (for recommending a candidate who, if subsequently nominated, would not be included in the Company’s proxy statement), with the submitting stockholder’s name and address and pertinent information about the proposed nominee similar to that required by the by-laws in connection with a nomination to be made by stockholders. When evaluating the qualifications of potential new directors, or the continued service of existing directors, the Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a director; and ability to fully perform the duties of a director. While candidates recommended by stockholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Stockholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new directors or the continued service of existing directors.

          The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Company’s Corporate Code of Conduct does contain several provisions that should benefit the Board in reviewing such transactions.

          The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chair of the Board because she is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

          The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Compensation Committee Interlocks and Insider Participation

          The directors who served on the Compensation Committee during fiscal 2014 were Richard N. Cardozo, Patrick J. Quinn, and Joseph G. Stienessen. The Compensation Committee determines the compensation of the chief executive officer and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table below. Board members Ms. Cohen and Mr. Lieble did not participate in decisions regarding their own 2014 compensation.

          None of the members of the Compensation Committee during fiscal 2014, or in the last three years, was an officer or employee of the Company, or had any related party transaction with the Company. During fiscal 2014, none of the executive officers of the Company served as a member of the board or compensation committee of any entity that has one or more officers serving as a member of the Company’s Board or Compensation Committee.

Director Compensation

          The fiscal 2014 compensation of non-employee directors of the Company is shown in the following table:

DIRECTOR COMPENSATION FOR FISCAL 2014

Name	Fees Earned or Paid in Cash ($) 2014
Patrick J. Quinn	36,500.00
Richard N. Cardozo	36,500.00
Joseph G. Stienessen	36,500.00

          Each non-employee director receives an annual retainer of $31,000. In addition, each director is paid $1,000 for each full day Board or committee meeting attended and $500 for each half day Board or committee meeting attended. The Company reimburses basic and reasonable travel costs associated with attending a meeting of the Board or a committee that requires in excess of 100 miles of travel. Non-employee directors do not receive stock or stock-related compensation.

Audit Committee Report

          Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of his independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

          The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2014, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ attestation report on the Company’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Audit Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. This included consideration of the compatibility of non-audit services with the auditors’ independence.

          Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

          Submitted by members of the Audit Committee:

Joseph G. Stienessen
Richard N. Cardozo
Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

          The Discussion and Analysis section addresses the material elements of the Company’s executive compensation program, including its compensation philosophy and objectives and the fashion in which it is to be administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables that follow. As used in this proxy statement, the term “named executive officers” means the Company’s CEO and CFO for the 2014 fiscal year as well as the three other current executive officers named in the Summary Compensation Table on page 14. In this discussion and analysis, the term “Committee” means the Compensation Committee of the Board.

Compensation Objectives and Philosophy

          The Company’s executive compensation program is intended to:

•	Provide fair compensation to executive officers based on their performance and contributions to the Company;

•	Provide incentives that attract and retain key executives;

•	Instill a long-term commitment to the Company; and

•	Develop pride and a sense of ownership.

          The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of its competitive business segments, implement any strategic plans developed by the Company, and implement the Company’s strategic plan to increase stockholder value.

          The principal element of the executive compensation program is base salary. An award of a discretionary cash bonus to reward exceptional performance is sometimes made. The Company provides health and life insurance benefits, a 401(k) program with a generous Company contribution, and other welfare benefits that are available to all of its salaried employees on a non-discriminatory basis. Awards of restricted stock are part of the executive compensation program. The Committee believes that restricted stock awards reward performance and align the interests of executives with the long-term interests of stockholders.

          The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described below.

Compensation Process

          The Committee has the responsibility to determine and approve the compensation of the executive officers, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers, and to make recommendations to the Board with respect to incentive plans.

          The Committee met on November 21, 2013 to review compensation matters and establish the base salary of the Chief Executive Officer (CEO) for 2014. On the same date, the Board established the base salaries of other executive officers. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The CEO does provide the Committee with recommendations on salaries of the other executive officers. The Committee did not retain any compensation consultant to assist in its review or determination of executive compensation in 2014.

          The Committee has noted the approval level on the advisory vote of the stockholders in 2014 on executive compensation. The Committee believes the 2014 vote demonstrates strong investor support for the Company’s executive compensation policies and made no changes to the policies as a result.

Elements of Our Executive Compensation Program

          Base Salary and Benefits. The base salaries for executive officers are intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of their responsibilities.

          The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided in the communities in which they reside, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

          Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses. To this end, the Company’s executive officers may from time to time identify executive officer contributions to the overall performance of the Company to the Committee and request that the Committee consider approving a bonus to reward such performance. In 2014, the Committee made discretionary bonuses to Messrs. Lieble, Tienor, and Frederick for their contributions to corporate performance.

          Incentive, Equity, and Deferred Compensation. Historically, the Company did not feel this type of compensation was necessary because the Company has experienced low turnover and long-term executive officer retention without emphasizing incentive or equity based compensation. It has found, however, that SEC insider trading restrictions are such that it is difficult for executives to purchase stock on the open market without violating insider trading rules. Accordingly, with the stockholders adoption of the National Presto Industries Incentive Compensation Plan on May 18,2010, the Compensation Committee has the authority to grant restricted stock awards at its discretion based on an employee’s noteworthy performance. In order to create ownership as well as provide incentives for future performance, in November 2014, the Committee decided to grant restricted stock to four of the named executive officers and two other key employees. The awards are denominated in dollars but were payable in common stock based on the closing stock price on the NYSE on December 31,2014 (S58.04). The Committee determined the dollar value of the awards based on job responsibilities, experience, and individual performance in 2014, as well as recommendations of the CEO. Those awards made in 2014 recognized contributions made to corporate performance.

          Perquisites. In 2014, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

          Termination and Change in Control Arrangements. The Company does not maintain any employment or change in control agreements for its executive officers.

          Tax Considerations. The Committee is aware that, except for certain plans approved by stockholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. The Committee reviews this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under this heading. On the basis of its reviews and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and this proxy statement.

          Submitted by the Company’s Compensation Committee:

Richard N. Cardozo
Patrick J. Quinn
Joseph G. Stienessen

Summary Compensation Table

          The following table sets forth compensation for individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2014 and for each of the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Maryjo Cohen,	2014	534,423		80,792				18,200	633,415
Chair of the Board, President, Chief	2013	519,423		72,479				17,850	609,752
Executive Officer,	2012	504,423		49,961				17,500	571,884
and Director

Randy F. Lieble,	2014	393,498	39,400	39,751				18,200	490,849
Vice President, Treasurer, Chief	2013	382,012	38,250	69,341				17,850	507,453
Financial Officer,	2012	370,885	74,260					17,500	462,645
and Director

Spence W. Ahneman,	2014	249,673		20,169				17,989	287,831
Vice President-Sales (4)	2013	232,885	5,000	21,751				16,302	275,938

Lawrence J, Tienor,	2014	253,315	7,600	7,600				17,938	278,853
Vice President-Engineering (5)	2013	245,923		9,051				17,215	272,189
	2012	238,731	7,200	9,964				17,500	273,395

Douglas J. Frederick,	2014	236,731	23,700	23,921				18,200	302,552
General Counsel and	2013	229,615	23,000	41,677				16,073	310,365
Secretary	2012	219,615	22,000	21.934				17,500	281,049

(1)

Amounts shown for 2014 represent discretionary cash bonuses granted with respect to 2014 performance and paid in January 2015. Amounts shown for 2013 represent discretionary cash bonuses granted with respect to 2013 performance but paid in January 2014. Amounts shown for 2012 represent discretionary cash bonuses granted with respect to 2012 performance and paid in December 2012.

(2)

These amounts reflect the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant and do not reflect the actual amounts earned.

(3)	All Other Compensation includes 40l(k) employer contributions.
(4)	Mr. Ahneman was appointed Vice President of Sales on May 21, 2013.
(5)	Mr. Tienor retired on February 27, 2015.

Grants of Plan-Based Awards During Fiscal Year 2014

          The following table shows all plan-based awards granted to the named executive officers during fiscal 2014.

									All Other Stock Awards: Number of Shares of Stock or Stock Units (S)(1)	All Other Option Awards: Number of Securi- ties Un- derlying Options (#)	Exer- cise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Graat Date	Commit- tee Action Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old ($)	Target ($)	Maxi- mum ($)
Maryjo	1 1/20/	11 /20/							80,000			80,792
Cohen	2014	2014

Randy F.	11/20/	11/20/							39,400			39,751
Lieble	2014	2014

Spence W.	11 /20/	11/20/							20,000			20,169
Ahneman	2014	2014

Douglas J.	1 1/20/	11/20/							23,700			23,921
Frederick	2014	2014

(1)	These amounts reflect stock awards denominated in dollars but payable in restricted stock under the Incentive Compensation Plan.
(2)

These amounts reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the grant date and do not reflect the actual amounts earned.

The stock awards granted on November 20, 2014 were payable in common stock based on a per share price of $58.04, the closing price of the Company’s common stock on December 31, 2014, and were paid as follows: Ms. Cohen, 1,378 shares; Mr. Lieble, 678 shares; Mr. Ahneman, 344 shares; and Mr. Frederick, 408 shares. Unless vested earlier in accordance with the Incentive Compensation Plan, the restricted stock awards will vest 100% on March 15, 2020, assuming the employee remains in the Company’s employ through such date. The executive officers have voting and dividend rights in the restricted shares.

Outstanding Equity Awards At 2014 Fiscal Year-End

          The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2014.

	STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Maryjo Cohen	5/18/2010	915	53,107
	11/16/2010	384	22,287
	11/15/2011	534	30,993
	11/15/2012	697	40,454
	11/21/2013	993	57,634
	11/20/2014	1,378	79,979

Randy F. Lieble	5/18/2010	274	15,903
	11/16/2010	269	15,613
	11/15/2011	385	22,345
	11/21/2013	950	55,138
	11/20/2014	678	39,351

Spence W. Ahneman	11/16/2010	38	2,206
	12/30/2011	53	3,076
	11/15/2012	69	4,005
	11/21/2013	298	17,296
	11/20/2014	344	19,966

Lawrence J. Tienor	5/18/2010	228	13,233
	11/16/2010	38	2,206
	11/15/2011	53	3,076
	11/15/2012	139	8,068
	11/21/2013	124	7,197

Douglas J. Frederick	5/18/2010	228	13,233
	11/16/2010	153	8,880
	11/15/2011	320	18,573
	11/15/2012	306	17,760
	11/21/2013	571	33,141
	11/20/2014	408	23,680

(1)

Assuming the employee remains in the Company’s employ through such date, the restricted stock granted on 5/18/2010 vests 100% on March 15, 2015; the restricted stock granted on 11/16/2010 vests 100% on March 15, 2016; the restricted stock granted on 11/15/2011 vests 100% on March 15, 2017; the restricted stock granted on 11/15/2012 vests 100% on March 15, 2018; the restricted stock granted on 11/21/2013 vests 100% on March 15, 2019; and the restricted stock granted 11/20/2014 vests 100%

on March 15, 2020. All restricted stock awards vest upon retirement as set forth in the Incentive Compensation Plan and related documents.
(2)	Calculations based on the closing price of the Company’s common stock of $58.04 on December 31, 2014.

Option Exercises and Stock Vested in Fiscal Year 2014

          No options were granted or exercised by the named executive officers and no stock awards vested during fiscal 2014.

PROPOSAL NUMBER 2
RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

          The Board of Directors is submitting the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for fiscal 2015 for ratification in order to ascertain the views of stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. If stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection, but it retains the sole responsibility for appointing and terminating the Company’s independent registered public accounting firm.

          It is not anticipated that a representative of the accounting firm will be present at the Annual Meeting.

          The Board of Directors recommends a vote “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits.

          The following fees have been incurred by the Company:

	Audit Fees (1)	Audit Related Fees	Tax Fees (2)	All Other Fees
Year ended
December 31, 2014(3)	$ 414,178	$ 2,623 (4)	$ 44,879	$ ---

Year ended
December 31, 2013 (5)	$ 432,209	$ ---	$ 56,172	$ ---

(1)	Includes fees for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work, and related expenses.
(2)	Includes tax return preparation, planning, and compliance filings. Also includes fees for amended state tax returns and fees for other tax and acquisition related issues.
(3)	Fees for 2014 are estimates.
(4)

Amount relates to agreed upon procedures performed to assist the Company in completing a declaration letter regarding financial assurance for one of the states in which the Company recently began operating. The new operations relate to the January 2014 asset acquisition of Tech Ord, described in Note P to the Company’s 2014 Consolidated Financial Statements.

(5)	Fees for 2013 reflect final amounts billed.

          In accordance with the Audit Committee charter, the Audit Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services. The Audit Committee approved all services provided by BDO USA during fiscal years 2014 and 2013.

OTHER MATTERS

          The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. If any other matter is properly presented for a vote at the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

          The 2014 Annual Report is enclosed with this Proxy Statement and contains the Company’s financial statements for the fiscal year ended December 31, 2014. National Presto Industries, Inc.’s 2014 Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Douglas J. Frederick, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

STOCKHOLDER PROPOSALS

          The Company expects the 2016 Annual Meeting of Stockholders will be held on May 17, 2016. Any stockholder who desires to present a proposal at the 2016 Annual Meeting must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

•

Not later than December 16, 2015, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934;or

•	Not later than February 19, 2016, if the proposal is submitted pursuant to the Company’s bylaws, in which case the Company is not required to include the proposal in its proxy materials.

          Stockholders may present a proposal at the 2016 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Recommendations of Director nominations for the 2016 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the Company by February 19, 2016 (but December 16, 2015, if any such candidate, if subsequently nominated by the Company’s Nominating Committee, is to be included in the proxy statement).

BY ORDER OF THE BOARD OF DIRECTORS
Douglas J. Frederick, Secretary

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
May 19, 2015

Please sign and return the
enclosed proxy card promptly.

National Presto Industries, Inc.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

NATIONAL PRESTO INDUSTRIES, INC.

IMPORTANT ANNUAL MEETING INFORMATION	000004
ENDORSEMENT_LINE__________ SACKPACK_________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 18, 2015.

Vote by Internet

• Go to www.investorvote.com/NPK

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card	1234 5678 9012 345

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1. Election of Directors:	For	Withhold	+

01 - Maryjo Cohen	☐	☐

		For	Against	Abstain

2.	Ratify the appointment of BDO USA, LLP as National Presto Industries, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

In her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 1 U P X 2 3 2 6 0 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

                         020NJB

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report on are available at
www.gopresto.com/proxy and http://www.edocumentview.com/NPK

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — NATIONAL PRESTO INDUSTRIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Maryjo Cohen as proxy, with the power to appoint substitutes, and hereby authorizes her to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on March 19, 2015, at the Annual Meeting of Stockholders to be held on May 19, 2015 and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed, on the other side)